UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934





Date of Report (Date of earliest event reported).................August 16, 1999




                            SI HANDLING SYSTEMS, INC.
 ................................................................................
             (Exact name of registrant as specified in its charter)




  Pennsylvania                     0-03362                       22-1643428
 ................................................................................
 (State or other                 (Commission                  (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)




                       600 Kuebler Road, Easton, PA 18040
 ................................................................................
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code..................610-252-7321




 ................................................................................
         (Former name or former address, if changed since last report.)

Item 5.   Other Events.
          ------------

As discussed in the attached News Release, on August 16, 1999, SI Handling Systems, Inc. ("SI" or the "Company") publicly announced the signing of a Stock Purchase Agreement (the "Agreement") with Ermanco Incorporated ("Ermanco"), a Michigan corporation, and its stockholders, to purchase all of the outstanding capital stock of Ermanco.

Ermanco, headquartered in Spring Lake, Michigan, is a designer and installer of complete conveying systems for a variety of manufacturing and warehousing applications. Ermanco also manufactures conveyors and conveyor components.

Closing of the acquisition is scheduled to take place on or before September 30, 1999 and is subject to various conditions, including due diligence. Under terms of the Agreement, Ermanco shareholders will sell and transfer to SI all of the outstanding capital stock of Ermanco. SI will finance the acquisition of Ermanco with a combination of cash, debt, and shares of the Company's common stock. Ermanco will become a wholly owned subsidiary of SI, and its operations will continue to be located in Spring Lake, Michigan.

Ermanco's assets are comprised mainly of cash, accounts receivable, inventories, and fixed assets, such as computer equipment, office furniture, leasehold improvements, and machinery and equipment. Ermanco will continue to use its fixed assets in its ongoing operations.

SI and Ermanco  essentially  serve common North American  marketplaces,  such as
automotive/transportation,            computer,            newspaper/publishing,
pharmaceutical/cosmetic, entertainment, and warehousing. The Company believes the stock acquisition will enhance SI's automated materials handling capability in the production and assembly and warehousing and distribution environments.


Item 7.   Exhibits.
          --------

The following exhibit is filed as part of this report:

         99.1     News Release dated August 16, 1999.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SI HANDLING SYSTEMS, INC.

                            /S/ Barry V. Mack

                            Barry V. Mack
                            Vice President - Finance
                             (Principal Financial Officer)

Dated:      August 16, 1999
          -------------------

                            SI HANDLING SYSTEMS, INC.
                                    FORM 8-K
                                  EXHIBIT INDEX



Exhibit No.
----------

   99.1           News Release dated August 16, 1999.